Form C

Cover Page

Name of issuer:

Amnion Life LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 5/27/2016

Physical address of issuer:

2618 San Miguel Dr #149
Newport Beach CA 92660

Website of issuer:

http://amnion.life

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/29/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$165,362.00	$175,293.00
Cash & Cash Equivalents:	$152,821.00	$175,293.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$117,323.00	$2,370.00
Long-term Debt:	$400,000.00	$200,000.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$1,406.00	$0.00
Net Income:	($324,875.00)	($52,591.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Amnion Life LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Amir Fassihi	CEO	Amnion Life	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Amir Fassihi	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

No principal security holders.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The medical device being developed may not pass the FDA requirements for safety and efficacy and may not receive the required regulatory requirements for sales and marketing of the device.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The anticipated clinical trials do not confirm the safety and efficacy of the device. There is considerable harm and danger realized associated with the device which cannot be mitigated.

Competitors successfully challenging Company's patent and other intellectual properties and entering the market with similar devices.

Clinical Trials for the device do not meet Superiority classification requirements compared to previous devices currently on the market.

Amir Fassihi is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

We have not commenced commercial operations to date and our future profitability is uncertain.

We are primarily dependent on the success of our lead product candidate, AmnioBed, which is still in clinical development, and this product candidate may fail to receive marketing approval or may not be commercialized successfully.

We are an early-stage medical device company with no approved products and no historical product revenue, which may make it difficult for you to evaluate our business, financial condition and prospects.

We expect that we will need further financing for our existing business and future growth, which may not be available on acceptable terms, if at all. Failure to obtain funding on acceptable terms and on a timely basis may require us to curtail, delay or discontinue our product development efforts or other operations. The failure to obtain further financing may also prevent us from capitalizing on other potential product candidates which may be more profitable than AmnioBed or for which there may be a greater likelihood of success.

We depend on third parties for clinical and commercial supplies, which could affect our business. We also rely on third parties to conduct our preclinical studies and clinical trials.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business.

We may be exposed to claims and may not be able to obtain or maintain adequate product liability insurance.

We depend on skilled labor, and our business and prospects may be adversely affected if we lose the services of our skilled personnel, including those in senior management, or are unable to attract new skilled personnel.

Our employees and our independent contractors, principal investigators, CROs, consultants or commercial collaborators, as well as their respective sub-contractors, if any, may engage in misconduct or fail to comply with certain regulatory standards and requirements, which could expose us to liability and adversely affect our reputation.

We may acquire businesses, products or product candidates, or form strategic alliances or create joint ventures, in the future, and we may not realize the benefits of such transactions.

System failures may disrupt our business operations and delay our product development programs and commercialization activities.

The marketing approval processes of the FDA and comparable regulatory authorities in other countries are unpredictable and our product candidates may be subject to multiple rounds of review or may not receive marketing approval.

We may be unable to continually develop a pipeline of product candidates, which could affect our business and prospects.

Our preclinical studies and clinical trials may not be successful and delays to such preclinical studies or clinical trials may cause our costs to increase and significantly impair our ability to commercialize our product candidates. Results of previous clinical trials or interim results of ongoing clinical trials may not be predictive of future results.

We are planning to pursue the FDA De Novo pathway for all of our current product candidates. If we are unable to rely on the De Novo regulatory pathway to apply for marketing approval of our product candidates in the United States, seeking approval of these product candidates through the PMA pathway would require full reports of investigations of safety and effectiveness, and the process of obtaining marketing approval for our product candidates would likely be significantly longer and more costly.

We may encounter difficulties in enrolling patients in our clinical trials, which could be detrimental to business.

We have conducted, and may in the future conduct, clinical trials for our product candidates outside the United States and the FDA may not accept data from such trials.

Our facilities are subject to extensive and ongoing regulatory requirements and failure to comply with these regulations may result in significant liability.

Our current pipeline product candidate, AmnioBed, requires extensive clinical data analysis, regulatory review and additional testing. Clinical trials and data analysis can be very expensive, time-consuming and difficult to design and implement. If we are unsuccessful in obtaining regulatory approval for AmnioBed does not provide positive results, we may be required to delay or abandon development of such product, which would have a material adverse impact on our business.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial potential or result in significant negative consequences following any potential marketing approval.

Even if we obtain marketing approval for our product candidates in the United States, we or our collaborators may not obtain marketing approval for the same product candidates elsewhere.

The terms of approvals, ongoing regulations and post-marketing restrictions for our products may limit how we manufacture and market our products, which could materially impair our ability to generate revenue.

Our products may not achieve market acceptance, which would be essential to our company's success. Furthermore, We may not be able to respond effectively to changing consumer preferences and demand.

The commercial success of our medical device products depends on the availability and sufficiency of third-party payor coverage and reimbursement.

Our products may be subject to reduced prices negotiated by certain group purchasing organizations that could adversely impact our product revenue.

We may not be able to build our marketing and sales capabilities or enter into agreements with third parties to market and sell our medical device products.

The off-label use or misuse of our products may harm our image in the marketplace, result in injuries that lead to costly product liability suits, or result in costly investigations and regulatory agency sanctions under certain circumstances if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

Even if we obtain regulatory approval for a product candidate, our products and business will remain subject to ongoing regulatory obligations and review.

If our product candidates are approved for commercialization outside of the United States, we may be exposed to a number of risks associated with international business operations.

If the FDA or comparable regulatory authorities in other countries approve generic versions of our product candidates, or do not grant our product candidates a sufficient period of market exclusivity before approving their generic versions, our ability to generate revenue may be adversely affected.

Our medical device products may be subject to recalls, withdrawals, seizures or other enforcement actions by the FDA or comparable regulatory authorities in other countries if we fail to comply with regulatory requirements or previously unknown problems with our medical device products are discovered after they reach the market.

We may not be able to engage third-party CMOs to manufacture our approved medical device products on a commercial scale to meet commercial demand for our medical device products.

Our commercial success depends largely on our ability to protect our intellectual property.

If we are unable to protect our trade secrets, the value of our AmnioBed technology and product candidate may be negatively impacted, which would have a material and adverse effect on our competitive position and prospects.

We may become involved in litigation to protect our intellectual property or enforce our intellectual property rights, which could be expensive, time-consuming and may not be successful.

We may be subject to claims that our employees or consultants have wrongfully used or disclosed to us alleged trade secrets of their former employers or other clients.

We may be subject to claims from third parties that our products infringe their intellectual property rights.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

If we fail to comply with various procedural, document submission, fee payment or other requirements imposed by the USPTO or comparable patent agencies in other countries, our patent protection could be reduced or eliminated.

Changes in patent laws or interpretations of patent laws in the United States or elsewhere may diminish the value of our intellectual property or narrow the scope of protection of our patents.

We may not be able to enforce our intellectual property rights throughout the world, which may be problematic.

We need to protect our trademark, trade name and service mark rights to prevent competitors from taking advantage of our goodwill.

We are subject to various laws and regulations, such as healthcare fraud and abuse laws, false claim laws and health information privacy and security laws, among others, and failure to comply with these laws and regulations may have an adverse effect on our business.

Our failure to comply with data protection laws and regulations could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results.

Legislative or regulatory reform of the healthcare system in our target markets may affect our operations and profitability.

Healthcare laws and regulations may affect the pricing of our medical device products and may affect our profitability.

Our management has broad discretion in using the net proceeds from the initial public offering and may not use them effectively

We may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, we may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to our assets or profits and have no voting rights or ability to direct the Company or its actions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$200,000**
Use of Proceeds:	50% Engineering and Pre-clinical Safety Testing, 25% Clinical Trial Protocol and Preparation, 20% Regulatory and Risk Management, 5% Wefunder Intermediary

If we raise: **$1,070,000**

Use of Proceeds: 50% Engineering and Pre-clinical Safety Testing, 25% Clinical Trials, 20% Regulatory and Risk Management, 5% Wefunder Intermediary

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**,
Investors will receive a number of Units calculated using the method that results in the greater number of **Units**:

(i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (90%) , or
(ii) if the valuation for the company is more than **$25 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

(iii) for investors up to the first **$250,000** of the securities, investors will receive a valuation cap of **$22,500,000.**

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $100,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $100,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $100,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive

- units equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Units	292,812	292,812	No
Class A Units	1,000,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

If SAFEholders receive a conversion, they will receive Preferred Units with no voting rights. These will be non-voting, but will receive liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2018	Other	Convertible Note	$761,000	General operations
9/2018	Other	Convertible Note	$250,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Nearly 15M infants worldwide are born premature. Due to underdeveloped organs, the dramatic shift from amniotic fluid to air puts them at risk for hypothermia, dehydration, and infections which can lead to sepsis, organ injuries, and even death. To substantially improve preterm infants' chances of survival and reduce the time needed in intensive care, we designed AmnioBed, a patented, cost-efficient, fluid-filled solution that mimics a mother's amniotic fluid.

The world is in desperate need of more sophisticated infant care. Despite ongoing technology advancements, current incubators have many deficiencies that put preterm infants at risk for serious organ injuries and even death. We believe our patented AmnioBed design can save lives, reduce complications, and decrease costs for the 15 million infants born preterm every year.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Amnion Life LLC was incorporated in the State of California in May 2016.

Since then, we have:

- Raised $1M in two previous rounds.

- Key innovation: partially submerging infant in fluid that replicates the temperature and environment of fluid in the womb.

- Built prototype in April 2018. Currently in pre-clinical tests.

- A four-day stay in the NICU by a very premature infant typically costs between $40,000 and $80,000.

- A conservative goal of a 3-day reduction in the NICU will result in over $1.1 billion in savings associated with preterm infants.

- $43B+ is spent annually in the U.S. on costs associated with premature births.

Historical Results of Operations

Our company was organized in May 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $165,362, including $152,821 in cash. As of December 31, 2016, the Company had $175,293 in total assets, including $175,293 in cash.
- *Net Loss.* The Company has had net losses of $324,875 and net losses of $52,591 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $517,323 for the fiscal year ended December 31, 2017 and $202,370 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $1,011,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Amnion Life LLC cash in hand is $204,105, as of October 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $40,000/month, for an average burn rate of $40,000 per month. Our intent is to be profitable in 36 months.

No significant material changes or trends in finances or operations since the financial report.

No change in revenue expected. Expenses are going to increase as we undertake pre-clinical testing and clinical trials, we plan on using the money raised to cover this. In lieu of a successful Wefunder raise, we will seek alternative sources of funding.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://amnion.life//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Amir Fassihi

Appendix E: Supporting Documents

Amnion_Life_LLC__Agreement_Bylaws_Notarized.pdf

INVEST IN AMNION LIFE

maximum target met

$0

raised of $0 maximum target from 0 investors

Safer, fluid-filled incubator to keep premature infants healthy

Nearly 15M infants worldwide are born premature. Due to underdeveloped organs, the dramatic shift from amniotic fluid to air puts them at risk for hypothermia, dehydration, and infections which can lead to sepsis, organ injuries, and even death. To substantially improve preterm infants' chances of survival and reduce the time needed in intensive care, we designed AmnioBed, a patented, cost-efficient, fluid-filled solution that mimics a mother's amniotic fluid.



Amir Fassihi
Founder and CEO
Radiologist. MD UCSF. Expert in medical imaging and ultrasound. Author: "Iran's Nowruz Revolution."


Amnion Life

Why you may want to invest

1. Raised $1M in two previous rounds.
2. Key innovation: partially submerging infant in fluid that replicates the temperature and environment of fluid in the womb.
3. Built prototype in April 2018. Currently in pre-clinical tests.
4. The cost today of NICU (Natal Intensive Care Unit) for a preterm infant ranges from $3,500 - $9,000 each day.
5. A conservative goal of a 3-day reduction in the NICU will result in over $1.1 billion in savings associated with preterm infants.
6. $43B+ is spent annually in the U.S. on costs associated with premature births.

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$25M~~ **$22.5M** valuation cap

First $250K investors of this fundraise will invest in a SAFE with a $22.5M valuation cap.

10% discount

$100K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $22.5M in the future.

Earning a return

Learn more about SAFEs

r&d science hard tech immigrant invest in social impact minority owned hardware family medical device

Our Ambition

The world is in desperate need of more sophisticated infant care. Despite ongoing technology advancements, current incubators have many deficiencies that put preterm infants at risk for serious organ injuries and even death. We believe our patented AmnioBed design can save lives, reduce complications, and decrease costs for the 15 million infants born preterm every year.

https://amnion.life

Participating Companies

The following companies, among many others, have confirmed their participation at The MedTech Strategist Innovation Summit San Francisco 2017 (300+ will participate in total), taking place November 28-29 at the Hyatt Regency San Francisco Airport.
October 16, 2017 @ innovationinmedtech.com

Premature Birth is the #1 Cause of Infant Death

Current incubators aren't good enough.

Every year, 15 million babies are born before their due date. With very thin skin, no subcutaneous fat, and underdeveloped organs, preterm infants are highly vulnerable to heat loss, which can lead to serious complications including dehydration, hypothermia, sepsis, infections, and death. In the U.S., complications from premature birth is the leading cause of death for infants.

15M

Babies born premature every year worldwide.

43

Spent annually in the U.S. alone caring for premature infants.

43

Average cost per day for an infant in the NICU.



The Solution: AmnioBed

We believe we can build a better incubator. Our patented solution, the AmnioBed, recreates the natural in-womb habitat to nurture critical ongoing development, decreasing the short and long-term complications common in premature births.

How it Works

AmnioBed is a new approach to incubation. We submerge the infant partially in specially crafted water that mimics a mother's amniotic fluid in temperature, electrolyte balance, and minerals. This way, the infant can absorb needed nutrients through their skin, just like they would in the womb, instead of through IVs in traditional incubators.

- *5 medical-grade water filters eliminate heavy metals, contaminants, and bacteria.*
- *Heats water on-demand to 98.6°F.*
- *Dosing pump mixes calculated electrolyte solution based on infant's age.*
- *A safety chest and pelvic harness keep the infant's head bove water.*
- *Audio and video feed so parents can talk to and monitor the infant.*

Our Journey

Over the last year, we did the CAD drawings, sourced procurement of the parts, and built the first prototype. Over the next six to 12 months, we'll heavily test our prototype in our R&D facility. It will be three to five years until we know if we've built a safe, effective, superior product adopted by the market.

- **April 2016** — **Founded Amnion Life**
- **October 2016** — **1st Round Seed Funding Secured**
  With funds raised, began R&D and feasibility study.
- **February 2017** — **Built R&D Facility in Serbia**
- **April 2017** — **Secured U.S. and International Patents**
- **April 2018** — **2nd Round of Seed Funding Secured**
- **June 2018** — **Prototype Built; Initial Tests**
- **July 2018** — **Initial Risk Analysis**
- **December 2019** — **Pre-clinical Safety and Device Usability Testing**
  Prep device for clinical trials.
- **March 2020** — **Begin Clinical Trials**
- **December 2020** — **Apply for FDA Approval nd CE Mark**

Other Applications of Our IP

We're currently designing a second, complementary device, which will connect to the infant's umbilical vessels to provide nutrition and oxygen, mimicking the way infants are fed in the womb. Later on, we want to build an AmnioBed for adults to address issues nursing, pressure sores, bed sores, and ulcerations in the back in long-term care and burn units.

Let's Build a Better Solution for Premature Infants

Dear Investors,

Nothing in the world is as precious as life. When a new infant is born, as a society, we take collective responsibility to protect his/her life and ensure the necessary resources for a nourishing and comfortable environment are in place. Our infants and children are vulnerable and require and deserve tremendous care. Specifically, preterm infants are the most vulnerable, and therefore require the greatest care.

Preterm infants have bodies accustomed to and in need of the warm and nourishing world of amniotic fluid. Often, they cannot survive without great effort to keep them warm and nourished. Virtually any environmental issue during this early stage has the potential to lead to life-long difficulties and disabilities. To date, our healthcare system has done a tremendous job caring for and nourishing for our preterm infants until they are safe enough to be discharged home. But the healthcare we currently provide is not enough. There are still too many preterm infants leaving hospitals with life-long disabilities. Others endure lengthy stays in the NICU that can last 110 - 140 days, or more, causing tremendous psychological, social and economic hardship for families. Our goal is to get preterm infants discharged and home – both faster and with fewer complications.

I am honored and blessed to shoulder the responsibility to help improve the lives of our preterm infants. I am also honored and excited to be working with a team of individuals from across the world who share the same passion and dedication to this project. As a team, we are determined to build a safe and effective incubator, significantly superior to the 20th-century technology still in use today. We believe the environment found "in the womb" is the gold standard of care at this stage of human development, and progress towards a fluid environment for these infants is natural and expected. We are proud to be at the forefront of that progress.

We realize that our path is long and difficult. Yet we have already come a long way and will remain focused, because our goal is too critical to humanity to allow it to go unrealized. We believe that our investors will be financially well rewarded for their support - but the greatest reward for us will be to witness the countless lives improved and saved, and the countless number of families that get to spend a lifetime together because of this new technology.

Sincerely,

Amir Fassihi

Founder



Amir Fassihi

Founder and CEO

Radiologist. MD UCSF. Expert in medical imaging and ultrasound. Author: "Iran's Nowruz Revolution."

AND THE REST OF THE TEAM



Milos Radovanovic

Lead Engineer

Expert in engineering design, prototyping & initial fabrication, testing, installation, production



Molly Ferris

Business & Market Development Consultant

Expertise in strategic planning, pre-commercial regulatory, market entry alignment, medical industry



Milija Topalovic

Electrical Engineer

8 years experience in designing sensors and electronic components, Expertise in sensor physics



Misael Alonso

Electrical Engineer, Software Architect, & Design

7+ years experience in industrial automation. Experienced in medical and manufacturing industries



Josh Ellis

Engineering Consultant

Comprehensive background in product development/project management within medical device regulations



Michael Guthammar

Financial Advisor / Consultant

Corporate finance and M&A advisor, Certified Valuation Analyst (CVA), 20+ years of experience



Guy Tucker

Intellectual Property Consultant

26+ years experience in the patent field, Experience as a Patent Examiner at law firms



Pace McCaskill

Corporate Legal Team

Expert in representation of emerging companies with general corporate and transactional matters



Goody Agahi

Corporate Legal Team

Expertise in complex business transactions, mergers and acquisitions, and leveraged buyouts



Mohamed Zitouni

Procurement and Supply Chain Specialist

17 years experience in supply chain, Focus on technology, consumer products, and industrial systems



Joginder Mittal

Risk Management and Analysis, Hazard Identifion

Pharmaceutical/Medical Device Consultant, 15 years experience implementing Quality Management System



Dusan Zirojevic

Software, IT Quality, Regulatory Consultant

10+ years experience in QMS, 5+ years experience in medical device regulations



Aleksandar Siskovic

Quality Systems Specialist and Regulatory Affairs

Certified Auditor for medical devices, QMS, Information Security Management Systems, and IT Systems



Michael Drues, Ph.D.

Reguatory Consultant

Specializes in bringing medical products to market, Ph.D. in Biomedical Engineering



Nikola Krca

Electrical Engineer

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Milovan Arsic

Mechanical Engineer

Expert in R&D, 3D modeling, technical documentation, productions organization, production



Dejan Todorovic

Expert 3D Modeling

Industrial designer, Skilled in making models for 3D printing and rapid prototyping



Aleksandra Rakovac, PhD

Amniotic Fluid Chemistry and Preparation

Chemical Engineer skilled in Equipment design, Process synthesis, Thermodynamics



Bojan Jovanovic, PhD

Electrical Engineer

Embedded systems designer skilled in Rapid Prototyping, Highly experienced programmer



Radovan Bojovic

Mechanical Engineer

Drafting Mechanical Engineer, 30+ years experience in the design of machines/equipment, CAD Design



Hani Sharestan

Accountant

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Interview

Wefunder interviewed Amir Fassihi on July 10, 2018.

– COLLAPSE ALL

WF: What is Amnion Life?

FASSIHI: Amnion Life is a company that was established in 2016 to create a new set of medical devices for preterm infants, particularly very preterm and extreme preterm infants. These infants are very vulnerable to the environment when they're born. We aim to create medical devices that are closer to the environment they resided in before birth.

WF: What is your background?

FASSIHI: I'm a medical doctor. I went to UCLA for my undergraduate work and to UC San Francisco for medical school. I went to Keck USC to do a specialty in radiology, and later a sub-specialty in neuroradiology.

WF: Why did you create Amnion Life?

FASSIHI: This is my passion, to create medical devices that help these infants. When they're born, they are very susceptible to heat loss, fluid loss through evaporative water loss, and skin scaling. These lead to significant acute and chronic morbidities in these infants, such as chronic lung disease, brain hemorrhages, and sepsis.

The leading cause of death in the United States for infants is complications that arise after preterm birth. These infants are born healthy, but by the time they leave the hospital, many of them could have acute or long-term complications.

WF: What complications can arise after preterm birth?

FASSIHI: During the last month of pregnancy, significant organ development is happening. Some of the organs are very underdeveloped, everything from brain to lungs to GI tract, but skin is particularly very significant because that's our connection to the environment.

Preterm infants have underdeveloped skin, so they lose a tremendous amount of heat. They don't have the subcutaneous fat that insulates them and protects them from heat loss. Their skin is permeable to water, so they're losing insensible water to evaporation, and that's a tremendous amount of heat. They don't have shivering mechanisms to keep them warm. They don't have the muscular-skeletal movements. They don't have the brown fat that is used to generate heat. So, they have episodes of hypothermia, and when they do, they start burning calories in order to stay warm. They're burning up calories for heat that are actually intended for growth and development. And they can't maintain their temperature, which leads to all kinds of complications, from brain hemorrhages to chronic organ injuries. These could be both acute and long-term.

WF: How many babies suffer from preterm birth complications?

FASSIHI: About 388,000 infants are born preterm every year in the United States, and about 110,000 of them are very preterm, which is less than 32 weeks, and about 30,000 of them are extreme preterm, which is less than 28 weeks. On average, these infants are staying in the hospital about 46 days. The reason it's so high is because the very preterm and extreme preterm are having disproportionately long stays in the NICU. In the state of Florida, for instance, the average length of stay for an extreme preterm infant is 110 days. So, these infants are in the hospital all the way to 46 weeks of gestation, when they should have been discharged home at 36 weeks. They don't have the growth rate that is expected in the womb, and then there are all the complications we talked about.

The cost of NICU for 110 days is extremely high. The average cost is estimated to be about $3,500 to $4,000 a day, but it can range anywhere from $2,000 to $8,500 a day. The economic cost for society is tremendous. We've realized that if we can reduce the length of stay for these infants by just three days, about $1.1 billion will be saved. That's just the savings on the short-term care. That's not including all the long-term chronic injuries that require health and social care in the future. As far as the complications with these infants, the highest cause of cerebral palsy in society is preterm infancy. It can cause cerebral palsy, infant death, chronic lung injuries, and chronic developmental injuries in the brain that are less severe but still debilitating. Therefore, the device creates not only an economic positive aspect, but also a social positive aspect and direct medical benefits.

WF: What is being done now to care for preterm infants, and where did you see a need for improvement?

FASSIHI:

So, the solution is to try to keep the infants as warm as possible after they're born. Right now, they wrap them up in what looks like plastic wrap. In the U.S., they basically slide them into plastic wrap. In Japan, they wrap them up like a sandwich. However, it's a very unnatural environment for these infants, and there's a risk of skin injuries while you're putting the plastic on, putting them in the bag, or taking them out.

After being wrapped, they are placed in a radiant warmer, which is a heat lamp that is one form of an incubator. This is a short-term solution and allows you to examine the infants and make sure they're stable and don't need direct intervention. Once the infants become stable, you remove the plastic wrap in order to prevent hypothermia, and then you move them into boxes with portholes that are warm and humidified. The issue with that is the fluctuations in temperature inside of the incubator. Sometimes, these infants need to be accessed once an hour. Every time you open the portholes, drafts of cold air come in, and it takes about 20 minutes for it to rebalance to the perfect temperature.

In developing nations, where they don't have access to the advanced technology, the mother just keeps the infant warm. That's called kangaroo care and is often quite effective. Unfortunately, in the extreme preterm, it's not adequate at times. You can lose a lot of heat in the handling of the infant.

WF: How does Amnion Life improve preterm infant care?

FASSIHI: The most important thing that we're trying to do is to create an environment that keeps the infant at a perfect 37-degree Celsius temperature, which is the mother's amniotic fluid temperature. We set out to build a device, the AmnioBed, that is safe to put an infant in and effective in preventing heat loss. We think that if we can decrease the episodes of hypothermia, we can decrease the length of hospital stays for the infants.

We want to increase the velocity of growth for these infants in the hospital. They are born at 50th percentile height and weight. They weren't born because of anything that was wrong with them; something just went wrong with the pregnancy. It could be multiparity, twins, triplets, or events that are dangerous to the mother's health. So, these infants are born in the 50th percentile, and by the time they leave the hospital, they're in the lowest 10th percentile in height and weight. They go home much smaller in development and are behind their peers. That's if they didn't have any of the organ injuries that may have been caused. We think that we can build a device that's safe, effective, and superior that will keep the infants warmer and will decrease the length of hospital stays.

Other potential advantages of our device would be food management for these infants. Right now, they are getting a lot of IV saline through their veins, to replace the water that they're losing. However, IV saline has been associated with chronic lung disease for these patients. It's problematic when infants are given large amounts of water and sodium chloride without the other minerals and things needed for their proper plasma combination. We're creating fluid that actually replicates the amniotic fluid and the minerals and electrolytes it contains. This is a new way of approaching it, where we're submerging the infant partially in fluid for temperature regulation and fluid management, as opposed to a heated box.

WF: What is the history of incubator development for preterm infants?

FASSIHI: The first incubator was invented in Paris in 1882 by Stephane Tarnier. Before then, about 90% of preterm infants died. He showed that we can decrease the mortality of these infants from 90% to less than 20%. The incubator was taken to world fairs and to Coney Island. They'd put these preterm infants on display for people to see. There are actually a lot of historical photographs of them.

In the 1930s, they tried to humidify these incubators, and then realized that once you do that, you're actually developing bacterial colonization. This is very dangerous to the infants. So, by the 1950s, incubators weren't incubated more than 50%, which is right now the current standard. In the late '90s, more computerized incubators were created. Right now, the top of the line incubator, GE incubator, Giraffe OmniBed, is a combination of a humidified chamber and also a heat lamp. It can change into a radiant warmer, so it's a combination of the two. That's the main one. The main European company doing incubators is Drager, and the main Japanese company is Atom Medical. Then there are a number of smaller Chinese and Indian companies making incubators for the less developed markets.

WF: When water is known to transfer heat much more efficiently than air, why has nobody else done this? Were you the first to think about actually incubating a baby in an environment similar to the womb?

FASSIHI: There have been attempts at the university level on goats and sheep, but no one has taken the step to do a commercial version. I think commercially, this is one of those projects that is too big for an individual entrepreneur. Also, maybe the bigger companies like GE and Johnson & Johnson don't invest in these very early-stage ideas. Somebody has to do this, and say, "Okay, I can take this to the FDA globally. I can create a business model, and I can make a company from it." I had this dream that woke me up one night about four years ago. There was passion inside me that was a driving force to make me do it, where others were too afraid to take a step, perhaps. That's the best explanation I can think of.

WF: Can you explain the details of the AmnioBed?

FASSIHI: The AmnioBed is a new technology in incubators. It's more complicated than most medical devices that come onto the market from an entrepreneur with an idea. They're usually much simpler medical devices that you can use in the surgery room and things like that. This is a very complex medical device. It has more than 13 systems.

The device is connected to a hospital water supply and waste line, just like a washing machine or any other appliance is. We are basically using the same technology that is used for dialysis machines. The device purifies the hospital water by taking it through five or six medical grade filters. It completely eliminates all harmful substances, bacteria, and viruses that may be in the water supply, including any hard minerals, heavy metals, and things like that. The purified water is the same quality as the dialysis water that can actually touch the blood. That water is warmed to the proper temperature, and using a dosing pump, it is mixed with a solution that is a concentrated electrolyte and mineral solution. In pregnancy, the electrolyte mineral content changes over 23 weeks to 36 weeks. So, with our computer system, we have to give the operators, the doctors, the option to choose the level of osmolality they want in that fluid, according to the age of the infant.

Infants will be absorbing nutrients through the skin, instead of through IVs, as is done now. The solution is used to prepare a bath for the infant. This bath has a sterile cover that comes on first. The infant sits on the sterile cover. It has a harness that straps the infant's chest and pelvis in place, so the infant can never be submerged into the pool. It's similar to a child's seat on a car, where you don't have to worry about your child falling off the chair if you look away. This is the same idea. Then a cap is placed on the top of the infant's head. It covers most of the scalp, and there's a strap that goes around the chin. This cap has EKG monitoring and EEG monitoring, if you're planning on using that. EEG monitoring is not routinely used in the NICU, but we think routinely monitoring the brain waves could be beneficial. That's going to be in the design, and we'll see what happens in the clinical trials. There's also a skin temperature sensor on the cap, as well as an O_2 monitoring sensor. Then there's a fluid sensor that comes under the infant's chin to make sure that the fluid in the bath never goes above the chin level. If it does, a computer will automatically lower the infant, and alarms will go off for the nurses, basically.

The infant is sitting on a comfortable, donut-shaped pad, in a semi-flexed position, where the head is above the fluid level. Beneath the pelvic area, there are fluid sensors that will detect the clarity of the fluid. If there's defecation by the infant, there's automatic detection of the stool in the fluid, automatic flushing of the fluid, and an automatic replacement with fresh fluid. This has many advantages. One is that one of big issues that these infants have is diaper dermatitis. Their stool is very alkaline, and it causes alkaline burns that are really difficult to treat and can become chronic. They can cause infections in the skin that go into the blood and may cause sepsis and death. Also, nurses usually need to change the infant's diaper and clean them once an hour. We're actually helping a lot with nursing in this. When the infant's not in the bath, a cartridge goes in to clean and disinfect the whole thing.

Then there's a computer system with a touch screen where the doctor can choose the osmolality or other functions that are associated with it. You can also close the dome on the top of the infant's head to protect her/him from noise. So, it's a quieter environment. Also, we're designing an audio/video direct feedback inside the incubator that can be placed on an app for the mother to be able to be in constant contact with the infant. This is designed to help with the emotional pain and stress that these mothers are under, and also helps with the infant's brain development.

WF: Are you planning to create other products as well?

FASSIHI: We are actually designing a second device right now. We're currently just calling it an artificial placenta. It's a nutrition and oxygenation machine that will be hooked up to the umbilical vessels. It will replicate how the fetus is oxygenated through the umbilical vessels. The current technology attempts to oxygenate the infant through underdeveloped lungs, and it is causing short-term, acute, and chronic lung injuries. Also, the fluctuations of oxygenation levels are causing brain hemorrhages and other neurological issues. Our artificial placenta device is going to be entirely changing the whole oxygenation and nutrition system that is currently used.

We're also going to be redesigning all the monitoring devices for the AmnioBed, from the EKG monitoring to the EEG monitoring. Everything has to be changed to fit the fluid incubator. The catheter system is going to have to be redesigned to meet our incubator needs. So, we're going to be doing all that.

Another device we're considering further out is an AmnioBed for adults. We think there could be a need for the same technology in the burn units, the IC units, and the long-term care units, where patients may have issues with nursing, pressure sores, bed sores, and ulcerations in the back.

WF: What has been the timeline for developing the AmnioBed prototype, and what will it look like going forward?

FASSIHI: I started the company in April 2016. In order to create such a complex product, I knew I needed to have a new way of thinking about how a company could be run. Really, the new thing is the gig economy. The freelance, contract work economy. Basically, that's how I've been working. I've been working with engineers across the world on this.

I found a lot of good engineers in Serbia, for instance, who were very dedicated to this project. One person in particular, Milos, had quite a talent for getting things done. He became my lead engineer. We created an R&D facility in the town that he is in, which is Pozega, Serbia. We have about three or four full-time engineers now over there, and we have about five or six other engineers across the world.

Over the last year, we completely designed the device. We basically sourced procurement of the parts. We've done the CAD drawings (computer-aided design), and we actually built the first prototype in April. So, we have the first working prototype right now. Over the next six to 12 months, we're going to be doing the engineering testing on this prototype. We'll do all the electromagnet testing, all the electrical testing, all the things that can be done in our R&D facility in Serbia.

We're planning on submitting our first pre-sub application to the FDA in the fourth quarter. In these pre-sub applications, there are two things that we're going to be discussing with the FDA. First, we're going to go over the design and all the safety testing that we're planning over the next six to 12 months for the approval. We need to make sure we meet all the American and European standards and guidelines. The second thing is that we're going to be proposing the clinical trial protocols, how we're going to be going about testing this with the FDA. They need to approve it as well. That's a 90-day turnaround for the FDA. Once they give us those approvals, then we're going to be presenting our first investigational drug exemption application to the FDA. This is the first application that allows us, for the first time, to test the device on a human being. We are hoping that will be next June, about 11 months from now. We have to decide on where that will be.

Once that is done, over the six months to 12 months after that, we're going to be doing a pilot study to show this is safe and effective in a small cohort of patients. That study will consist of 10 patients. Then, for the pivotal study, we will repeat it for 100 to 200 patients. That study will need a budget of at least $2 million to $5 million.

Right now, we have money for the next six months or so. We've raised a million dollars through two rounds, so we foresee that we have enough of a cash cushion until the end of 2018. We now want to raise $500,000 for the first six to 12 months of 2019, or until we've done the first human trial. We'll have the 10-patient pilot study, and then, when we get to the pivotal study of 100 to 200 patients, we'll need the big money. At that time, we're going to show it to the investors and say, "Look, we've proven that we can build this safe device that's effective and superior in 10 patients. Now we need the money to do this with 100 to 200 patients." That pivotal study will be about six to 12 months. Then we'll be ready to send in another FDA application, and should get the FDA's response four to six months after that.

WF: When would you expect for investors to see a return on investment?

FASSIHI: After three to five years, we're going to know whether we've built a safe, effective, and superior product and whether the market has accepted it. We're starting with a market in the U.S. That timeframe is when we're going to be ready for an acquisition, or the next steps for the company. That's when I think investors will see the return on the investment. We need one or two years of further research and development, and then two to three years to take care of the reimbursement mechanism and also get the market share that's needed.

WF: Do you have competitors with similar devices?

FASSIHI: GE is currently not doing any further research. The kind of technology they have, they acquired from a startup like ours in 2003. As far as I know, none of the other incubator makers are really doing R&D in this field.

There is only one other group that has been working on this idea. It's a University of Pennsylvania group at The Children's Hospital of Philadelphia. That's a very interesting story, because they created a device that was a little bit different than our device, but they actually tested it on lambs. They showed that these lambs can thrive in the fluid environments for weeks. There was a paper that came out in Nature Journal last April that got tremendous publicity. All the major news outlets picked it up, from NPR to CNN to The New York Times to the L.A. Times. This was a big deal, that for the first time, basically preterm lambs were placed in a fluid environment.

Their technology is different from ours, as it is a closed incubator system, as opposed to our open incubator system. In their closed incubator system, the entire infant is submerged into a closed bath, where there's no access to that infant anymore except for portholes. They designed it this way because there's a risk of infections going into the infant's mouth and into the lung, since the head in their system is submerged. In our system, the head is never submerged. We have safety mechanisms to ensure that, so then we can take the infants in and out.

They're the only other group that has done anything similar, but they are a university group. They're not a company, and they're not after commercial aspects. Also, although they have applied for a patent, they have not been able to get it yet. We are way ahead of them, both in terms of technology and Intellectual Property. We were able to establish a very strong patent. We're represented by Knobbe Martens, which is one of the premier IP healthcare patent firms in the country.

Still, one of the worries is always somebody trying to do a knockoff. They won't be able to do it in the U.S., Europe, or Japan, but there are other places where somebody could attempt it. There are some horror stories out there.

WF: Do you have any other worries?

FASSIHI: The most important concern is for safety. We have to make sure this is a safe device. If you're going to put thousands of infants in this device every day, it has to be done perfectly right. So, I worry about making sure we don't miss anything in our risk management and quality management.

Another worry would be not having enough investor support to get through this. I think that it's a long road ahead. Things in life always take longer and cost more than you expect. That's just a fact of life. You always come across that, and you have to be prepared for it. Luckily, I've had a tremendous amount of investor support thus far, in very quick spurts of fundraising. I'm hopeful that I can continue having that, but that's what really keeps any CEO awake at night, "How am I going to fund the next milestone? Am I getting to the next milestone? Am I going over budget or over time?" That's the biggest day-to-day worry.

WF: What does the life cycle look like for a company like you? Let's say it's all working, and the FDA's fast-tracking you. What happens then?

FASSIHI: There are several exit points for a medical device company. The earliest exit point is once you file your patent. Some people get to that point and say, "I'm willing to sell this. I can't handle this myself." Then there are people like me who come in and say, "I can take care of this. I can build a company." Then the next big milestone at that point is FDA approval. A large percentage of medical device companies decide to exit as soon as they get their FDA approval, because they don't feel they can take it to the next level.

The next level after the FDA approval is the reimbursement approvals from CMS, which takes another year. Then you can bill, and insurance companies can pay. That's a big milestone also in acquisition. Then, if you're going to stay in the business after that, you have to do marketing. Usually they say you need to do a $3 million to $5 million raise for a U.S.-wide marketing campaign. If you can market it and you can sell it, the valuation goes up significantly. The next exit point would be one or two years into marketing, where you can actually show the earnings that the acquirers are looking for, strategically anyway.

WF: What gave you the confidence to start this company?

FASSIHI: As I mentioned, I'm a medical doctor by background. I'm still a full-time radiologist. I work mostly from home, in the evenings and weekends, and I don't take a salary from Amnion. I have the medical understanding of what needs to be done and where this company needs to go, but also, my passion has always been managing teams and managing people, which is what I'm doing right now with Amnion. I love getting people to be the best they can be, creating an environment where they can blossom and create things. Luckily, everybody loves working on this project. It's a wonderful project to be a part of, and the environment is healthy for my engineers. They're comfortable, they can think, they can be creative, and they can be organized.

I also spent a lot of years working on the side as an activist for Iranian freedom. I spent my 30s reading a lot of books, and I wrote a long book on Iran, non-violence, and violence in humanity. So that process gave me the wisdom and maturity to make sure I realize what's important and what's not important, and how to take care of people and take care of a company. In my early 30's, I didn't have the wisdom I have now. Even if I had the same talent, the same time, the same energy, and the same passion, without the wisdom, I don't think I could be doing what I'm doing now. I'm at the right place in life now where I can focus on this, and I'm passionate about it. I'm in the unique position of having the talents and passion to start this company, and it's the right time for me to do it.

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1 The medical device being developed may not pass the FDA requirements for safety and efficacy and may not receive the required regulatory requirements for sales and marketing of the device.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the

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